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                                 March 19, 1997



                                                                     EXHIBIT 5.1


Thorn Apple Valley, Inc.
26999 Central Park Boulevard
Suite 300
Southfield, Michigan  48076

         Re:     Registration Statement on Form S-2

Ladies and Gentlemen:

         We have acted as counsel for Thorn Apple Valley, Inc., a Michigan corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-2 (the "Registration Statement") relating to the offering by the Company through Roney & Company, L.L.C., as representative of the several underwriters, in the manner described in the Registration Statement, of up to $17,250,000 principal amount of its Convertible Subordinated Debentures due 2007 (the "Debentures") and an indeterminate number of shares of the Company's common stock, $0.10 par value (the "Common Stock"), issuable upon conversion of the Debentures.

         In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

         Based upon the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is in good standing under the laws of the State of Michigan.

         2. The Debentures to which the Registration Statement relates will be, when issued in the manner specified in the Registration Statement, legally issued, valid and binding obligations of the Company.

         3. The shares of Common Stock to which the Registration Statement relates will be, when issued in the manner specified in the Registration Statement, legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. We further consent to the reference to our firm under the heading "Legal Matters" in the
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Thorn Apple Valley, Inc.
March 19, 1997
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Registration Statement.  In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules or regulations thereunder or that this consent is required by Section 7 of the Act.


                                       Very truly yours,



                                       HONIGMAN MILLER SCHWARTZ AND COHN

DF/DAB/DEB